EXHIBIT 99.1

G&P Acquisition Corp. Will Redeem Its Public Shares and Will Not Consummate an Initial Business Combination

NEW YORK, NY, November 15, 2022 – G&P Acquisition Corp. (NYSE: GAPA) (“G&P” or the “Company”), a publicly-traded special purpose acquisition company, today announced that it will redeem all of its outstanding shares of Class A common stock, par value $0.0001 (the “public shares”), effective as of November 30, 2022, because G&P will not consummate an initial business combination within the time period required by its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”).

“Consistent with the disciplined, investor-centric focus of G&P, we made the prudent decision to proceed with a liquidation because we believe doing so is in the best interest of shareholders,” said Brendan O’Donnell, CEO of G&P. “We met with many strong companies over the last year and a half and signed an LOI on a very promising transaction. However, current market dynamics, enacted and pending changes in the regulatory environment, and unrealistic pricing expectations persuaded us that the prudent decision was to return to shareholders the capital held in trust, with interest, on our original timeline rather than seek a further extension.”

As stated in the Company’s registration statement on Form S-1, effective as of March 10, 2021, and in the Company’s Certificate of Incorporation, if the Company is unable to complete an initial business combination within 20 months of the closing of the Company’s initial public offering, or November 15, 2022, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares in consideration of a per share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the trust account (net of amounts withdrawn by the Company to pay its taxes and less up to $100,000 of such net interest to pay dissolution expenses), including interest, by (B) the total number of then outstanding public shares, which redemption will completely extinguish rights of the holders of the public shares (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors of the Company in accordance with applicable law, dissolve and liquidate, subject in each case to the Company’s obligations under the General Corporation Law of the State of Delaware, as amended from time to time, to provide for claims of creditors and other requirements of applicable law.

The per-share redemption price for the public shares will be approximately $10.17 (the “Redemption Amount”). The last day that the Company’s securities will trade on the New York Stock Exchange (the “NYSE”) will be November 15, 2022. As of November 30, 2022, the public shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

The Redemption Amount will be payable to the holders of the public shares upon presentation of their respective stock or unit certificates or other delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of public shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company’s sponsor has waived its redemption rights with respect to the outstanding founder shares and private placement warrants. After November 30, 2022, the Company shall cease all operations except for those required to wind up the Company’s business.

The Company expects that the NYSE will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist its securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of G&P may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and

Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 31, 2022. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

Investors and Media
Email: investorrelations@gapacq.com
Phone: (212) 415-6506

SOURCE: G&P Acquisition Corp.